SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **RICH STAR DEVELOPMENT**, did on May 29, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 5, 2009.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20090602-0587
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Rich Star Development Corporation
Name of Represented Business Entity

I, Aspen Asset Management am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) ☐ commercial registered agent listed with the Nevada Secretary of State,

b) ☒ noncommercial registered agent with the following address for service of process:

Street Address	City		Zip Code
6623 Las Vegas Blvd. South #255	Las Vegas	Nevada	89119
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) ☐ represented entity accepting own service of process at the following address:

President
Title of Office or Position of Person in Represented Entity

Street Address	City		Zip Code
6623 Las Vegas Blvd. South #255	Las Vegas	Nevada	89119
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 5/14/09 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

5/15/09
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recording Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ASPEN ASSET MANAGEMENT
6623 LAS VEGAS BLVD. SOUTH #255
LAS VEGAS, NV 89119

Job:C20090602-0587
June 5, 2009

Special Handling Instructions:
NF 1FS REG MAIL 6/5 GR

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20090456166-49	5/29/2009 7:14:05 AM	1	$75.00	$75.00
Total					$75.00

Payments

Type	Description	Amount
Check	Check #1030	$125.00
Total		$125.00

Credit Balance: $50.00

Job Contents:

File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

ASPEN ASSET MANAGEMENT
6623 LAS VEGAS BLVD. SOUTH #255
LAS VEGAS, NV 89119